QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2002

TMP Worldwide Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21571 (Commission File Number)	13-3906555 (IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (212) 351-7000

None.
(Former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

        TMP Worldwide Inc. (the "Company") was informed that between August 7, and August 21, 2002, a total of 6,447,850 shares of common stock of the Company owned by Andrew J. McKelvey, the Company's Chairman and CEO, were sold by various stock brokerage firms to satisfy margin calls under margin agreements. The Company is not a party to these agreements. At the close of business on August 21, 2002, Mr. McKelvey owned more than 13,525,000 shares or approximately 12.1% of the Company's outstanding common stock, which includes 4,762,000 shares of Class B common stock. Mr. McKelvey's share ownership at August 21, 2002 gives him in excess of 36.5% of the combined voting power of the Company.

        (All other items on this report are inapplicable.)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TMP WORLDWIDE INC. (Registrant)
By:	/s/ MICHAEL SILECK Michael Sileck Chief Financial Officer

Dated: August 21, 2002

QuickLinks

SIGNATURES